UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2021
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Maximus, Inc.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 28, 2021, Maximus, Inc. (the “Company”), through its wholly owned subsidiary Maximus Federal Services, Inc. (“Maximus Federal”), completed the previously announced acquisition of all of the issued and outstanding shares of capital stock of VES Group, Inc. (“VES”) from the shareholders of VES (the “Sellers”), pursuant to the terms of the previously disclosed Stock Purchase Agreement (“Purchase Agreement”), dated as of April 20, 2021.

Item 1.01     Entry into a Definitive Material Agreement.

On May 28, 2021, in order to finance the acquisition of VES from the Sellers, to refinance the Company’s existing revolving credit facility and to provide liquidity for general corporate purposes of the Company and its subsidiaries, the Company entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Administrative Agent”) in its capacity as administrative agent, collateral agent, an issuing lender and swing line lender, the lenders party thereto and each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Truist Securities Inc. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners. Pursuant to the Credit Agreement, the Company entered into and borrowed the entire amount under (i) a $1.1 billion five-year secured term loan “A” credit facility (the “Tranche A Term Facility”) and (ii) a $400 million seven-year senior secured term loan “B” credit facility (the “Tranche B Term Facility”) and also entered into a $600 million five-year senior secured revolving credit facility (the “Revolving Facility” and together with the Tranche A Term Facility and the Tranche B Term Facility, the “Credit Facilities”). The acquisition of VES from the Sellers was consummated substantially concurrently with the initial borrowings under the Credit Facilities, in all material respects in accordance with the terms of the Purchase Agreement. On May 28, 2021, after giving effect to the initial borrowings under the Credit Facilities (including a $200 million draw on the Revolving Facility) and the completion of the acquisition of VES, approximately $400 million in revolving credit commitments remained available and undrawn under the Revolving Facility.

The Credit Agreement is secured by substantially all of the assets of the Company and its wholly owned material domestic subsidiaries, and is guaranteed by each of the Company’s wholly owned material domestic subsidiaries, which includes, in connection with the acquisition of VES, VES and each of VES’s wholly owned material domestic subsidiaries.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

VES Acquisition

On May 28, 2021, pursuant to the Purchase Agreement, Maximus Federal completed the acquisition of VES from the Sellers for a purchase price of $1.4 billion in cash pursuant to the Purchase Agreement. The Company is a guarantor of the obligations of Maximus Federal under the Purchase Agreement. The purchase price is subject to post-closing adjustment based on the closing date working capital and cash of VES and other balance sheet items.

As security for the indemnification obligations of the Sellers, $5.25 million of the purchase price has been placed in escrow and buyer’s representations and warranties insurance policies with limits of $100 million in the aggregate have been bound and are being put in place in connection with the closing. Additionally, a portion of the purchase price was deposited into separate escrow accounts to be available to satisfy post-closing adjustments in the purchase price, certain contingent matter claims and tax matter claims in accordance with the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2021 and incorporated herein by reference.

The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and are not intended to be, and should not be, relied upon by shareholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement; may apply standards of materiality in a way that may differ from standards of materiality applied by investors; and were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement, and are subject to developments occurring after those dates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K above is incorporated into this Item 2.03 by reference, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On June 1, 2021, the Company issued a press release announcing the foregoing transactions. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to file the consolidated financial statements of VES and its subsidiaries required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1
Stock Purchase Agreement dated as of April 20, 2021 by and among VES Group, Inc., each of the parties identified as a “Shareholder” on the signature pages thereto, George C. Turek, in his capacity as Shareholder Representative as set forth in therein, Maximus Federal Services, Inc., and Maximus, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 26, 2021).*

10.1
Credit Agreement, dated as of May 28, 2021 by and between the Company, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Truist Securities Inc. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners.**

99.1	Press release dated June 1, 2021
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* Schedules and similar attachments omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

** Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.

Date: June 3, 2021	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary